UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021

Commission File Number 000-54530

GBT TECHNOLOGIES INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2450 Colorado Ave., Suite 100E, Santa Monica, CA 90404

(Address of principal executive offices)

888-685-7336

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities

On February 10, 2021, GBT Technologies Inc. (the “Company”) entered into a Securities Purchase Agreement with Redstart Holdings Corp., an accredited investor (“Redstart”) pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note”) in the aggregate principal amount of $184,200 for a purchase price of $153,500. The Redstart Note has a maturity date of February 5, 2022 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note at the rate of six percent (6%) per annum from the date on which the Redstart Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note. The transactions described above closed on February 10, 2021.

The outstanding principal amount of the Redstart Note may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note), the Redstart Note shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note.

The issuances of the Redstart Note was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

In no event shall Redstart be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by Redstart and its affiliates would exceed 4.9% of the outstanding shares of the common stock of the Company. The foregoing description of the terms of the above transactions do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Convertible Promissory Note February 5, 2021 issued to Redstart Holdings Corp. – Executed on February 10, 2021

10.1	Securities Purchase Agreement dated February 10, 2020 between GBT Technologies Inc. and Redstart Holdings Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GBT TECHNOLOGIES INC.

		By:	/s/ Mansour Khatib
		Name:	Mansour Khatib
		Title:	Chief Executive Officer

Date:	February 12, 2021

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